                                                                    Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-8 of our report dated May 23, 1997, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1997.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 18, 1998